Exhibit 23.1

                         Consent of Independent Auditors


To  the  Board  of  Directors
   Global  Links  Corp.

     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 17, 2003, relating to the consolidated financial statements of Global Links Corp. for the year ended December 31, 2002 appearing in the Registrant's Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about the Registrant's ability to continue as a going concern.


March  25,  2003

/s/William  E.  Costello
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William  E.  Costello,  CPA
Encino,  California